Home Equity Loan-Backed Term Notes, GMACM Series 2001-HE1
                             Payment Date 06/25/2001

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Servicing Certificate                                   Group 1                 Group 2
---------------------
Beginning Pool Balance                                           483,699,218.04      144,317,323.56
Beginning PFA                                                              0.00                0.00
Ending Pool Balance                                              472,103,861.52      138,875,278.12
Ending PFA Balance                                                            -                   -
Principal Collections                                             11,595,356.52        5,442,045.44
Principal Draws                                                               -                   -
Net Principal Collections                                         11,595,356.52        5,442,045.44
Active Loan Count                                                        15,572               2,819

Interest Collections                                               3,792,933.06        1,123,899.73

Weighted Average Net Loan Rate                                         9.97000%            9.99000%
Substitution Adjustment Amount                                             0.00                0.00

                  Beginning         Ending                                                        Interest   Security
Term Notes         Balance          Balance           Factor         Principal      Interest     Shortfalls      %      Coupon
----------         -------          -------           ------         ---------      ---------    ----------      -      ------
Class A-I           481,916,941.37 469,621,095.93       0.9392422   12,295,845.44   2,477,856.27        0.00  0.722494  6.170%
Class A-II -1        43,103,638.45  37,332,832.74       0.7556030    5,770,805.71     156,216.27        0.00  0.057435  4.209%
Class A-II -2        24,713,000.00  24,713,000.00       1.0000000            0.00     110,590.68        0.00   0.03802  5.370%
Class A-II -3        24,132,000.00  24,132,000.00       1.0000000            0.00     114,627.00        0.00  0.037126  5.700%
Class A-II -4        27,166,000.00  27,166,000.00       1.0000000            0.00     140,357.67        0.00  0.041794  6.200%
Class A-II -5         9,210,000.00   9,210,000.00       1.0000000            0.00      52,036.50        0.00  0.014169  6.780%
Class A-II -6 NAS    15,371,000.00  15,371,000.00       1.0000000            0.00      78,776.38        0.00  0.023648  6.150%
A-IO (Notional)      65,000,000.00  65,000,000.00       1.0000000            0.00     433,333.33        0.00         0  8.000%

Certificates                    -              -               -               -            0.00          -          -      -

Beginning Overcollateralization Amount                             2,403,961.78
Overcollateralization Amount Increase (Decrease)                   1,029,249.19
Outstanding Overcollateralization Amount                           3,433,210.97
Overcollateralization Target Amount                                8,125,000.00

Credit Enhancement Draw Amount                                             0.00
Unreimbursed Prior Draws                                                   0.00


                                                                                                        Number          Percent
                                                                        Balance                        of Loans       of Balance
Delinquent Loans (30 Days)                                           956,130.03                           34             0.16%
Delinquent Loans (60 Days)                                           375,665.91                           14             0.06%
Delinquent Loans (60+ Days) (1)                                      564,490.23                            4             0.09%
REO                                                                        0.00                            0             0.00%

(1) 90+ Figures Include Foreclosures & 120  and REO

                                                         Liquidation To-Date
Beginning Loss Amount                                                      0.00
Current Month Loss Amount                                                  0.00
Current Month Principal Recovery                                           0.00
Net Ending Loss Amount                                                     0.00                0.00

                                                            Special Hazard                               Fraud        Bankruptcy
Beginning Amount                                                           0.00                                0.00            0.00
Current Month Loss Amount                                                  0.00                                0.00            0.00
Ending Amount                                                                 -                                   -               -

Liquidation Loss Distribution Amounts                                      0.00
Extraordinary Event Losses                                                 0.00
Excess Loss Amounts                                                        0.00

Capitalized Interest Account
Beginning Balance                                                          0.00
Withdraw relating to Collection Period                                     0.00
Interest Earned (Zero, Paid to Funding Account)                            0.00
Remaining CIA Balance to Seller                                            0.00
                                                                           ----
Total Ending Capitalized Interest Account Balance as of Payment Date       0.00
Interest earned for Collection Period                                  6,819.57
Interest withdrawn related to prior Collection Period                 11,313.48


Prefunding Account
Beginning Balance                                                          0.00
Additional Purchases during Revolving Period                               0.00
Excess of Draws over Principal Collections                                 0.00
Remaining PFA Balance to Noteholders                                       0.00
                                                                           ----
Total Ending Balance as of Payment Date                                    0.00
Interest earned for Collection Period                                  1,445.91
Interest withdrawn related to prior Collection Period                496,525.67

Current Month Repurchases Units Group 1                                       0
Current Month Repurchases ($) Group 1                                         -

Current Month Repurchases Units Group 2                                       0
Current Month Repurchases ($) Group 2                                      0.00

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